                                                                     EX-99.e.2.i

                           THIRD AMENDED AND RESTATED
                             FINANCIAL INTERMEDIARY
                             DISTRIBUTION AGREEMENT

     Third Amended and Restated Financial  Intermediary  Distribution  Agreement
(the  "Agreement")  effective  as of the 1st of  January,  2007,  by and between
DELAWARE DISTRIBUTORS,  L.P. ("DDLP"), Delaware limited partnership, and LINCOLN
FINANCIAL DISTRIBUTORS, INC. ("LFD"), a Connecticut corporation.

                                   WITNESSETH

     WHEREAS, DDLP serves as the distributor of a number of investment companies
(individually a "Fund" and, collectively, the "Funds" as listed on Appendix A as such Appendix may be amended from time to time)  registered under the Investment
Company Act of 1940,  as amended  (the "1940  Act"),  pursuant  to  distribution agreements between each Fund and DDLP;

     WHEREAS, pursuant to the aforementioned  distribution agreements, each Fund has engaged DDLP to promote the  distribution  of its shares and, in  connection therewith and as agent for the Fund and not as principal, to advertise, promote, offer and sell the Fund's shares to the public;

     WHEREAS,  DDLP  has  previously  entered  into  a  Financial   Intermediary
Distribution  Agreement  with LFD, as amended  (the  "Intermediary  Agreement"), pursuant  to which  LFD:  (i)  promotes  the sale of the Funds'  shares  through
broker/dealers,   financial   advisers   and  other   financial   intermediaries
(collectively "Financial Intermediaries");  (ii) creates messaging and packaging for certain  non-regulatory  sales and marketing materials related to the Funds;
and (iii) produces such non-regulatory  sales and marketing materials related to the Funds; and

     WHEREAS, DDLP and LFD desire to revise certain terms under the Intermediary
Agreement and intend that this Agreement shall amend and restate in its entirety the Intermediary Agreement.

     NOW, THEREFORE,  the parties hereto,  intending to be legally bound hereby, agree as follows:

1.   DDLP hereby engages LFD to promote the sale of shares of each Fund and each investment  portfolio  thereof listed in Appendix A hereto (as revised from time to time) through Financial  Intermediaries,  and to create and produce non-regulatory  sales and marketing  materials  related to the Funds as set forth herein.

2.   LFD agrees to use its best efforts to promote the sale of the Funds' shares designated by DDLP to retail  investors  through  Financial  Intermediaries wherever  their  sale is legal,  in such  places  and in such  manner,  not inconsistent  with the law and the  provisions  of this  Agreement  and the
     Funds' Registration  Statements under the Securities Act of 1933, including
     the  Prospectuses  and  Statements  of  Additional   Information  contained
     therein.

3.   LFD  represents  and  warrants  that  it is,  and shall remain at all times during the  effectiveness  of this Agreement,  a  broker/dealer  registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and qualified under applicable  state securities laws in each  jurisdiction in which LFD may be required to be qualified to act as a  broker/dealer  in securities,  and a member in good standing of the National  Association  of
     Securities Dealers, Inc. (the "NASD"). DDLP represents and warrants that it is,  and  shall  remain  at all  times  during  the  effectiveness  of this
     Agreement, a broker/dealer  registered under the Exchange Act and qualified under applicable  state securities laws in each  jurisdiction in which DDLP may be required to be qualified to act as a  broker/dealer  in  securities, and a member in good standing of the NASD.

4.   DDLP will provide LFD with:

     (a)  copies  of the  current  Prospectuses  and  Statements  of  Additional
          Information for each Fund, including all supplements thereto;
     (b)  copies of each  Fund's  periodic  reports to  shareholders  as soon as reasonably practicable after DDLP receives such reports from the Fund;
     (c)  technical language,  data,  and product  content,  and  determinations concerning product  positioning  recommendations  and sales ideas with respect to the Funds;
     (d)  Fund-related  materials  prepared  by DDLP and designated for internal use only (subject to the terms and conditions established from time to time by DDLP); and
     (e)  prompt   notice  of  the  issuance  by  the  Securities  and  Exchange
          Commission (the "SEC") of any stop order suspending the  effectiveness of the  Registration  Statement of any Fund, or the  initiation of any proceedings for that purpose.

5.   LFD shall create and produce non-regulatory, non-shareholder materials for, about,  or related  to,  the Funds  ("Advertising  Materials").  DDLP shall provide  product  information  to LFD,  including  information  related  to product  descriptions,  strategic  positioning and product management.  LFD shall use such information when developing the creative messaging, look and feel,  layout and  packaging of the  advertising  materials.  LFD agrees to submit to DDLP,  prior to its use,  the form of any  Advertising  Materials prepared by LFD and  proposed to be generally  disseminated  by or for LFD, all Advertising  Materials  prepared by LFD and proposed to be used by LFD, and all Advertising Materials prepared by or for LFD for such dissemination or for use by others in connection with the sale of the Funds' shares.  LFD also agrees that LFD will file or submit such Advertising  Materials to the
     NASD,  SEC  or  other  regulatory  agency  as  from  time  to  time  may be appropriate, considering practices then current in the industry. LFD agrees not to use or to permit others to use such  Advertising  Materials  without the  prior  written  consent  of DDLP if any  regulatory  agency  expresses objection thereto or if DDLP delivers to LFD a written  objection  thereto.
     LFD  shall  not be  responsible  for or  authorized  to  prepare  materials
     relating   to  the  Funds  for  the   purpose  of   satisfying   regulatory
     requirements, including, but not limited to, Prospectuses and Statements of
     Additional Information and periodic shareholder reports. DDLP and LFD agree to work  together in good faith to resolve any  disagreements  between DDLP and LFD about or objections by DDLP to  Advertising  Materials  prepared by
     LFD.

6.   The  responsibility  of  LFD hereunder shall be limited to the promotion of sales  of the  Funds'  shares  through  Financial  Intermediaries,  and the creation and production of  non-regulatory  sales and marketing  materials.
     The  parties  hereto  acknowledge  that DDLP will also be  responsible  for supporting due diligence activities as they relate to product placements on platforms of Lincoln Financial  Group's key accounts.  LFD is not empowered to approve  orders for sales of the Funds' shares or to accept  payment for such orders.  Sales of a Fund's  shares shall be deemed to be made when and where accepted by the Fund's transfer agent on behalf of the Fund.

7.   In  consideration  for  the  services provided by LFD under this Agreement,
     DDLP  shall  pay LFD the  compensation  set  forth  on  Schedule  A to this
     Agreement.

8.   With respect to the apportionment of costs between  DDLP and LFD associated with activities with which both are concerned, the following will apply:

     (a)  DDLP  will  pay  the  costs incurred in printing and mailing copies of
          Fund Prospectuses and shareholder reports to prospective investors;
     (b)  DDLP will pay the costs of any additional copies of Fund financial and other reports and

                                       2

          other Fund literature supplied to DDLP by the Fund for sales promotion purposes;
     (c)  DDLP will bear the expense of the  Advertising  Materials  that relate exclusively to the Funds;
     (d)  DDLP  and LFD  will  jointly  bear  the  expense  of  advertising  and promotional activities and materials relating both to the Funds and to the other  products  distributed  by LFD,  the  apportionment  of such expenses to be agreed upon by DDLP and LFD from time to time; and
     (e)  The parties will agree to apportion  other costs and expenses  between
          DDLP and LFD as necessary and as mutually agreed from time to time.

9.   Both  DDLP  and  LFD may  engage in other  business,  provided  such  other business does not interfere  with the  performance by DDLP and LFD of their respective obligations under this Agreement.

10.  DDLP agrees to indemnify, defend and hold LFD harmless from and against any and all losses,  damages, or liabilities to which LFD may become subject by reason of DDLP's willful misfeasance, bad faith, or gross negligence in the performance  of its duties under this  Agreement.  LFD agrees to indemnify, defend and hold DDLP harmless from and against any and all losses, damages, or  liabilities to which DDLP may become subject by reason of LFD's willful misfeasance,  bad faith,  or gross  negligence  in the  performance  of its duties under this Agreement.

11.  Copies  of financial reports,  Registration Statements and Prospectuses, as
     well  as  demands,  notices,   requests,   consents,   waivers,  and  other
     communications in writing which it may be necessary or desirable for either party  to  deliver  or  furnish  to the  other  will be duly  delivered  or furnished, if delivered to such party at 2005 Market Street,  Philadelphia,
     Pennsylvania  19103-7094,  or at  such  other  address  as  DDLP or LFD may designate in writing and furnish to the other.

12.  This Agreement  shall not be assigned,  as that term is defined in the 1940
     Act, by LFD and shall terminate automatically in the event of its attempted assignment by LFD. This Agreement will automatically terminate with respect to a Fund upon the termination of the distribution  agreement  between DDLP and the Fund. This Agreement will  automatically  terminate with respect to all Funds in the event  that LFD  ceases to be a  broker/dealer  registered under the Exchange Act or a member in good standing of the NASD.  Except as
     specifically  provided  in  the  indemnification   provision  contained  in
     Paragraph 10 herein,  this  Agreement  and all  conditions  and  provisions hereof are for the sole and  exclusive  benefit of the  parties  hereto and their  legal  successors  and no  express  or  implied  provision  of  this
     Agreement  is intended or shall be  construed to give any person other than the parties hereto and their legal successors any legal or equitable right, remedy or claim  under or in respect of this  Agreement  or any  provisions herein contained.

13.  (a)  This  Agreement  shall  remain in  force with  respect to a Fund for a period  of two  years  from the  date  hereof  and  from  year to year thereafter,  but  only so long as  such  continuance  is  specifically approved at least annually by the Board of  Directors/Trustees  of the
          Fund or by vote of a majority of the outstanding  voting securities of the Fund and only if the  terms  and the  renewal  thereof  have  been approved  by the vote of a majority of the  Directors/Trustees  of the
          Fund who are not  parties  hereto or  interested  persons  of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                                       3

     (b)  LFD may terminate this Agreement  at any  time by giving  DDLP written notice of its intention to terminate  the Agreement at the  expiration of three  months from the date of delivery of such  written  notice of intention to DDLP.
     (c)  DDLP  may  terminate  this  Agreement at any  time  upon prior written notice to LFD of its  intention to so terminate at the  expiration  of three months from the date of the  delivery of such written  notice to
          LFD.
     (d)  The   Board  of  Directors/Trustees  of  a  Fund  may  terminate  this
          Agreement  with  respect  to the Fund at any time upon  prior  written notice to DDLP  and/or LFD of its  intention  to so  terminate  at the expiration  of three  months from the date of delivery of such written notice to DDLP and/or LFD.

14.  The  validity,  interpretation  and  construction of this Agreement, and of each part  hereof,  will be  governed  by the laws of the  Commonwealth  of
     Pennsylvania.

15.  In the event any  provision of this  Agreement is determined to be void  or unenforceable,  such  determination  shall not affect the  remainder of the
     Agreement, which shall continue to be in force.

DELAWARE DISTRIBUTORS, L.P.                      LINCOLN FINANCIAL DISTRIBUTORS,
By:     DELAWARE DISTRIBUTORS, INC.,             INC.
        General Partner

By:     /s/ Theodore K. Smith                    By:     /s/ Terrence J. Mullen
Name:   Theodore K. Smith                        Name:   Terrence J. Mullen
Title:  President/Chief Executive Officer        Title:  President

                                       4

                                   SCHEDULE A
                                       to
                           THIRD AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

The fees payable by DDLP to LFD under this  Schedule A shall be  calculated  and paid monthly  with respect to the sales of retail  shares of the Funds listed on
Appendix A.

     DDLP shall pay LFD for the actual  expenses  incurred by LFD in  performing its duties under this  Agreement as determined by DDLP's  monthly review of information  retrieved from Lincoln  Financial Group's  applicable  expense management system.  Based on this review, DDLP may request that LFD provide
     additional   information  describing  its  expenses  in  detail  reasonably acceptable to DDLP. Additionally, the parties shall agree from time to time to a mechanism to monitor LFD's expenses.

     For purposes of this  Agreement,  "detail  reasonably  acceptable  to DDLP"
     shall mean a level of detail that  enables DDLP to  determine,  among other things: (i) the direct wholesaling, sales, marketing and other expenses for all distribution  channels incurred by LFD on behalf of DDLP for the Funds;
     and (ii) the actual  overhead and other non-100%  direct  expenses that LFD incurred  that  were  allocated  to DDLP  based  on  direct  sales of Funds attributable  to LFD,  as well as the  basis  for the  methodology  used in making such allocation.

     If LFD fails to provide DDLP with information  describing LFD's expenses in detail reasonably  acceptable to DDLP, DDLP shall have no obligation to pay
     LFD any fees hereunder until such time as LFD provides such  information in detail  reasonably  acceptable to DDLP. No interest on LFD's expenses shall be due to LFD for any period prior to DDLP's receipt of expense information containing detail reasonably acceptable detail to DDLP.

                                       5

                                   APPENDIX A
                                       to
                           THIRD AMENDED AND RESTATED
                  FINANCIAL INTERMEDIARY DISTRIBUTION AGREEMENT

Delaware Group Adviser Funds                    Delaware Group State Tax-Free Income Trust
     Delaware Diversified Income Fund                Delaware Tax-Free Pennsylvania Fund
     Delaware U.S. Growth Fund
                                                Delaware Group Tax-Free Fund
Delaware Group Cash Reserve                          Delaware Tax-Free USA Fund
     Delaware Cash Reserve Fund                      Delaware Tax-Free USA Intermediate

Delaware Group Equity Funds I                   Delaware Group Tax-Free Money Fund
     Delaware Balanced Fund                          Delaware Tax-Free Money Fund

Delaware Group Equity Funds II                  Delaware Group Global & International Funds
     Delaware Large Cap Value Fund                   Delaware Emerging Markets Fund
     Delaware Value Fund                             Delaware Global Value Fund
                                                     Delaware International Value Equity Fund
Delaware Group Equity Funds III
     Delaware American Services Fund            Delaware Pooled Trust
     Delaware Small Cap Growth Fund                  The Real Estate Investment Trust Portfolio I
     Delaware Trend Fund
                                                Voyageur Insured Funds
Delaware Group Equity Funds IV                       Delaware Tax-Free Minnesota Insured Fund
     Delaware Large Cap Growth Fund                  Delaware Tax-Free Arizona Fund
     Delaware Growth Opportunities Fund
                                                Delaware Investments Municipal Trust
Delaware Group Equity Funds V                        Delaware Tax-Free Florida Insured Fund
     Delaware Dividend Income Fund
     Delaware Small Cap Core Fund               Voyageur Intermediate Tax-Free Funds
     Delaware Small Cap Value Fund                   Delaware Tax-Free Minnesota Intermediate Fund

Delaware Group Foundation Funds                 Voyageur Mutual Funds
     Delaware Aggressive Allocation Portfolio        Delaware Minnesota High-Yield Municipal Bond Fund
     Delaware Moderate Allocation Portfolio          Delaware National High-Yield Municipal Bond Fund
     Delaware Conservative Allocation Portfolio      Delaware Tax-Free California Fund
                                                     Delaware Tax-Free Idaho Fund
Delaware Group Income Funds                          Delaware Tax-Free New York Fund
     Delaware Corporate Bond Fund
     Delaware Delchester Fund                   Voyageur Mutual Funds II
     Delaware Extended Duration Bond Fund            Delaware Tax-Free Colorado Fund
     Delaware High-Yield Opportunities Fund
                                                Voyageur Mutual Funds III
Delaware Group Government Fund                       Delaware Large Cap Core Fund
     Delaware Core Plus Bond Fund                    Delaware Select Growth Fund
     Delaware Inflation Protected Bond Fund
                                                Voyageur Tax Free Funds
Delaware Group Limited-Term Government Funds         Delaware Tax-Free Minnesota Fund
     Delaware Limited-Term Government Fund